Exhibit 10.78
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER
     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of March ___, 2007, is entered into among WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western) (“Agent”), as administrative and collateral agent for the Lenders party to the Loan Agreement (as defined below) from time to time (“Lenders”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western), as a Lender (“Wachovia”), ROCKFORD CORPORATION, an Arizona corporation (“Borrower Agent”), and AUDIO INNOVATIONS, INC., an Oklahoma corporation (“AII” and together with Rockford, collectively, “Borrowers”).
RECITALS
     A. Agent, Wachovia, Wachovia Bank, National Association, as arranger, and Borrowers have previously entered into that certain Loan and Security Agreement dated March 29, 2004 as amended by the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, the Second Amendment to Loan and Security Agreement dated as of December 30, 2004, the Third Amendment to Loan and Security Agreement dated as of August 31, 2005, the Fourth Amendment to Loan and Security Agreement and Consent dated as of March 21, 2006 and the Fifth Third Amendment to Loan and Security Agreement dated as of August 31, 2006 (the “Loan Agreement”), pursuant to which Wachovia has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
     B. The following Event of Default has occurred and is continuing under the Loan Agreement: Borrowers and their Subsidiaries failed to earn a minimum consolidated EBITDA during the six (6) months ended December 31, 2006 as required in Section 9.17.1 of the Loan Agreement (the foregoing Event of Default will be referred to herein as the “Known Existing Default”).
     C. Borrowers have requested Agent and Wachovia to amend the Loan Agreement in certain respects and to waive the Known Existing Default, and Agent and Wachovia are now willing to accommodate such request on the terms and conditions set forth herein.
     D. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or Lenders’ rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendment to Loan Agreement. Section 9.17.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “9.17.1 EBITDA. Borrowers and their Subsidiaries, on a consolidated basis, shall earn EBITDA, during each period set forth below, of not less then the amount set forth opposite such period:

Period	Amount
Three months ending March 31, 2007	<$500,000>
Six months ending June 30, 2007	$1,250,000
Nine months ending September 30, 2007	$3,000,000
Twelve months ending December 31, 2007	$4,000,000
     Notwithstanding the foregoing, if on the last day of any of the foregoing periods, the difference between the Excess Availability (before giving effect to the $3,500,000 permanent Reserve but after giving effect to any other Reserves) minus the sum of (a) all of the Borrowers’ trade payables that are then more than thirty (30) days past due, plus (b) all of the Borrowers’ obligations and liabilities (other than trade payables) that are then past due, exceeds $7,000,000 in the case of March 31, 2007, June 30, 2007 and September 30, 2007, and $8,000,000 in the case of December 31, 2007, then Borrowers will not be required to comply with the foregoing minimum consolidated EBITDA covenant for the specific period then ending.
     For the purposes hereof, ‘EBITDA’ shall mean the net income of Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, but excluding any extraordinary or one-time gains, plus (a) depreciation, amortization and other non-cash charges (to the extent deducted in the computation of such net income), plus (b) Interest Expense (to the extent deducted in the computation of such net income), plus (c) charges for federal, state, local and foreign income taxes (to the extent deducted in the computation of such income).
     On or before December 15 of each year (commencing with December 15, 2007), Borrowers shall furnish Agent with projected consolidated and consolidating financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders’ equity) of Borrowers and their Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections previously delivered by Borrowers to Agent, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding fiscal year. Such projections shall represent the reasonable estimate by Borrowers of the future financial performance of Borrowers and their Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). Based upon each such projected financial statement, Agent shall reasonably set minimum EBITDA levels for Borrowers and their Subsidiaries for the subject fiscal year, and Borrowers and their Subsidiaries shall earn EBITDA of not less than such minimum EBITDA levels.”
     2. Waiver of Known Existing Default. Agent and Wachovia hereby waive enforcement of their rights against Borrowers arising from the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any failure of Borrowers to comply fully with Section 9.17.1 of the Loan Agreement as amended and modified by this Amendment. This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or Wachovia’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and Agent or Wachovia shall be a waiver of any rights or remedies Agent or Wachovia has or may have against Borrowers, except as specifically provided herein. Except as specifically provided herein, Agent and Wachovia hereby reserve and preserve all of their rights and remedies against Borrowers under the Loan Agreement and the other Financing Agreements. Subject to the conditions set forth in Section 3 below, the waiver contained in this Section 2 shall be effective retroactively to December 31, 2006.
     3. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.
          (a) Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.
          (b) Amendment Fee. An amendment fee in the amount of Fifty Thousand Dollars ($50,000), which fee shall be paid to Agent by Borrowers on or before the date hereof and is fully earned as of the date hereof.
          (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

          (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.
     4. Representations and Warranties. Each Borrower represents and warrants as follows:
          (a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
          (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.
          (e) No Default. No event has occurred and is continuing that constitutes an Event of Default, except for the Known Existing Default.
     5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     7. Reference to and Effect on the Financing Agreements.

          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     8. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     9. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

ROCKFORD CORPORATION

By:

Name:

Title:

AUDIO INNOVATIONS, INC.

By:

Name:

Title:

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent and as a Lender

By:

Name:

Title:

ACKNOWLEDGEMENT BY GUARANTORS
Dated as of March ___, 2007
     Each of the undersigned, being a guarantor (each a “Guarantor” and collectively, the “Guarantors”) under their Guaranty and Security Agreement dated March 29, 2004, made in favor of Agent and Lenders (as amended, modified or supplemented, the “Guaranty”) hereby acknowledges and agrees to the foregoing Sixth Amendment to Loan and Security Agreement and Waiver (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.
     If any action or proceeding is filed in a court of the State of California by or against any Guarantor in connection with any of the transactions contemplated by the Loan Agreement or any document related thereto, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of Lender, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

ROCKFORD SINGAPORE CORPORATION

By:

Name:

Title:

ROCKFORD SALES.COM, INC.

By:

Name:

Title:

MB QUART SHANGHAI, INC.

By:

Name:

Title: